EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Announces 2014 Financial Results

Coeur d’Alene, Idaho – December 23, 2014 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced consolidated financial results for its fourth fiscal quarter and its fiscal year ended September 30, 2014.

The Company reported cash of $2,825,320 as of September 30, 2014 and a consolidated net loss of $0.94 million for the fourth quarter and $2.78 million for the fiscal year, including exploration expenditures of $0.49 million and $0.90 million, respectively.

A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	3 Months Ending September 30		Year Ending September 30
	2014	2013	2014	2013
Consolidated net loss	$(935)	$(1,277)	$(2,778)	$(3,725)
Consolidated net loss per share, basic and diluted	(0.12)	(0.22)	(0.42)	(0.67)
Mineral exploration expenses	489	465	899	1,945
Cash	2,825	825	2,825	825
Working capital	2,543	438	2,543	438

Timberline’s Chairman, William M. Sheriff, commented, “During 2014, Timberline was primarily focused on completing a strategic acquisition, which was accomplished with the acquisition of Wolfpack Gold (Nevada) Corp. in August 2014.  As a result of the ongoing efforts of our team, the acquisition, and having effected a reverse stock split, we have regained compliance with the continued listing guidelines of the NYSE MKT and have retained what we consider to be a valuable asset with our listing on a major U.S. stock exchange.  With Kiran Patankar taking over the role as CEO, our strengthened management team and strong working capital position the company to advance our projects and add to the long term growth of Timberline.  We are focused on advancing exploration at our Eureka property in Nevada where we have commenced drilling in order to upgrade and increase the estimated gold resource.  During the year, permitting at our Butte Highlands Gold Project also progressed substantially, reaching a significant milestone of having the Final Environmental Impact Assessment published on December 18, 2014.  Permitting efforts primarily related to the haulage road permit are expected to continue into 2015.”

About Timberline Resources

Timberline Resources Corporation is focused on advancing and developing its 23 square mile Eureka project lying on the Battle Mountain-Eureka gold trend in Nevada.  The Company continues to advance the NI 43-101 resource of 508,000 ounces (M&I) and 141,000 ounces (Inferred) of gold at the Lookout Mountain project area in addition to advancing the exploration target of 180,000 – 200,000 ounces of gold at the Windfall project area into NI 43-101 compliance.  Exploration potential across the project area is lying along three separate structural trends defined by distinct geochemical gold anomalies.  The majority of the project area has yet to be drill tested.  Historic production from heap leach mines took place at Lookout Mountain and Windfall mines, both located on the Company’s Eureka property.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state’s highest grade, former producers, as well as a carried-to-production interest in the Butte Highlands high-grade underground gold project in Montana.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Mr. Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved disclosure of the technical contents of this news release.

Cautionary note to U.S. investors concerning estimates of measured and indicated resources: This press release uses the terms "measured resources", "indicated resources" and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Cautionary note to U.S. investors concerning estimates of inferred resources: This press uses the term "inferred resources". We advise U.S. investors that while this term is defined in and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

The Company’s JV partner at Butte Highlands has decided that it may advance the project into production without first establishing mineral resources supported by an independent technical report or completing a feasibility study.  A production decision without the benefit of a technical report independently establishing mineral resources or reserves and any feasibility study demonstrating economic and technical viability creates increased uncertainty and heightens economic and technical risks of failure.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing and results of the Company’s continued exploration and drill program at South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the timing and results of the Company’s metallurgical testing at Lookout Mountain, the Company’s ability to expand and upgrade the South Eureka resource, the timing or results of the Company’s exploration and development plans and programs at Butte Highlands, including the timing of obtaining necessary permits, the development of and production at the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company not timely receiving necessary regulatory approval for the issuance of the shares of common stock, the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2013.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

2 | TIMBERLINE RESOURCES